Consent of Independent Certified Public Accountants






Access Integrated Technologies, Inc.
Morristown, New Jersey



We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated July 3, 2003, relating to the financial statements of Hollywood Software, Inc., which appears in the Access Integrated Technologies, Inc. Current Report filed on Form 8-K dated March 8, 2005.

We also consent to the reference to us under the caption "Experts" in the Prospectus.





/s/ BDO Seidman, LLP
Los Angeles, California
March 11, 2005